                                 EXHIBIT 10.12B

                         AMENDED AND RESTATED TERM NOTE

                                   Various notes originally dated June 30, 1998,
                 March 27, 1997, March 22, 1993, July 31, 1995, and May 22, 1998


$7,000,000.00                        Replaced and Substituted September 29, 2000
                                                           Hartford, Connecticut

         FOR VALUE RECEIVED, the undersigned, EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation with a principal place of business at 1806 New Britain Avenue, Farmington, Connecticut 06032 ("Maker" or "Borrower") hereby unconditionally promises to pay to the order of FLEET NATIONAL BANK, a national banking association with a place of business at 777 Main Street, Hartford, Connecticut 06115 ("Payee" or "Bank"), or any subsequent assignee or holder (Payee and any subsequent assignor or holder being sometimes referred to as "Holder"), the principal amount of SEVEN MILLION AND 00/100 DOLLARS ($7,000,000.00), together with interest thereon as provided herein and all other sums due to Holder under this Note and the Other Documents, and agrees with Holder as follows:

         WHEREAS, on October 3, 1985, Bank and Borrower entered into a certain Revolving Loan and Security Agreement which has been amended and restated from time to time, and in its entirety by a certain Fifth Amended and Restated Revolving Loan, Term Loan, Equipment Loan and Security Agreement dated February 28, 1995, as amended by a certain Sixth Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement dated July 31, 1995, as further amended by a certain Seventh Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement and Reaffirmation of Guaranties dated as of January 26, 1996, as further amended by a certain Eighth Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement and Reaffirmation of Guaranties dated as of April 10, 1996, as further amended by a certain Ninth Amendment to Revolving Loan, Term Loan, Equipment Loan, Security Agreement, Modification of Notes and Reaffirmation of Guaranties dated May 27, 1997 between Borrower and Bank, as further amended by a certain Tenth Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement and Reaffirmation of Guaranties dated May 22, 1998, as further amended by a certain Eleventh Amendment to Loan and Security Agreement, Modification of Notes and Reaffirmation of Guaranties dated as of June 30, 1998 and as further amended by a certain Twelfth Amendment to Loans and Security Agreement Modification of Notes and Reaffirmation of Guaranties dated as of November 25, 1998 (as amended and in effect from time to time, the "Loan Agreement"); and

         WHEREAS, pursuant to the Loan Agreement, the Bank has made: (i) a $13,000,000 revolving loan (the "Revolving Loan"), as evidenced by a certain Second Amended and Restated Revolving Promissory Note dated as of June 30, 1998 (the "Revolving Note"), (ii) a $14,000,000 term loan (the "Acquisition Term Loan"), as evidenced by a certain Term Promissory Note dated June 30, 1998 (the "Acquisition Term Note"), (iii) a $541,153.34 term loan (the "Consolidated Equipment Loan"), as evidenced by a certain Amended and Restated Promissory Note dated

March 27, 1997 (the "Consolidated Equipment Note"), (iv) a $4,000,000 term loan (the "Term Loan"), as evidenced by a certain Term Promissory Note dated March 22, 1993 (the "Term Note"), (v) a $1,000,000 construction to permanent loan (the "Construction Loan"), as evidenced by a certain Construction to Permanent Loan Promissory Note dated July 31, 1995 (the "Construction Note"), (vi) a $3,000,000 equipment loan (the "Third Equipment Loan"), as evidenced by a certain Equipment Promissory Note III dated as of March 27, 1997 (the "Third Equipment Note") and
(vii) a $3,000,000 equipment loan (the "Fourth Equipment Loan"), as evidenced by a certain Equipment Promissory Note IV dated as of May 22, 1998 (the "Fourth Equipment Note" and collectively with the Revolving Note, Acquisition Term Note, Consolidation Equipment Note, Term Note, Construction Note and Third Equipment Note, as amended and in effect from time to time, collectively, the "Original Notes"); and


                                   SECTION 1.
                                  DEFINITIONS

         All capitalized terms used in this Note or the Other Documents, or in any certificate, report or other document, instrument or agreement executed or delivered pursuant hereto and thereto (unless otherwise indicated therein) shall have the meanings ascribed to such terms below.

         Section 1.1. "Bank" has the meaning set forth in the first paragraph hereof.

         Section 1.2. "Borrower" has the meaning set forth in the Preamble hereof.

         Section 1.3. "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which banks in the State of Connecticut are required or permitted by law to close.

         Section 1.4. "Closing Date" means the date hereof.

         Section 1.5. "Encumbrance" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a financing lease or any analogous arrangements in any of Borrower's properties or assets, intended as, or having the effect of, security.

         Section 1.6. "Financial Statement" or "Financial Statements" means as of any date, or with respect to any period, as applicable, a financial report or reports consisting of (i) a balance sheet, (ii) an income statement; (iii) a statement of cash flow; and (iv) a statement of changes in stockholder's equity.

         Section 1.7. "First Interest Payment Date" means September 29, 2002.

         Section 1.8. "Floating Rate" means the Prime Rate plus one percent
(1%).

         Section 1.9. "Guarantor" means collectively, Apex Machine Tool Company, Inc. and Gros-Ite Industries, Inc.

         Section 1.10. "Guaranty Agreements" means collectively, those certain Guaranty Agreements of even date herewith by Guarantors in favor of Bank.

         Section 1.11. "Maker" has the meaning set forth in the first paragraph hereof.

         Section 1.12. "Maturity Date" means September 29, 2004.

         Section 1.13. "Mortgage" means that certain Mortgage from Borrower to Bank dated May 12, 1989, and recorded on May 15, 1989 in Volume 394 at Page 521 of the Farmington land records, covering real estate located at 1790 New Britain Avenue, Farmington, Connecticut, as amended and modified and in effect from time to time.

         Section 1.14. "Other Documents" means this Note, the Security Agreements, Guaranty Agreements, Mortgage and any other documents, instruments or agreements executed by Borrower in connection with the Term Loan.

         Section 1.15. "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature, whether public or private.

         Section 1.16. "Prime Rate" means the variable per annum rate of interest so designated from time to time by Fleet National Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

         Section 1.17. "Security Agreement" means that certain Security Agreement dated the date hereof by Borrower in favor of Bank as well as those certain Security Agreements dated the date hereof by Guarantor in favor of Bank.

         Section 1.18. "Term Loan" means the loan made by Bank to Borrower pursuant to this Note.


                                   SECTION 2.
                                TERMS OF THE LOAN

         This Note has been issued by Maker to amend and restate the Original Notes in their entirety and evidences the same indebtedness that has been evidenced by the Original Notes but reduces the principal amount due under such Original Notes to SEVEN MILLION AND 00/100 DOLLARS ($7,000,000.00). The Original Notes from Maker and Guarantors are hereby replaced and superseded in their entirety by this Note. This Note is not a novation of the Original Notes. The Holder of this Note is entitled to the benefit of the Other Documents.

         The Maker agrees that this Note, together with the Other Documents, replaces any and all agreements between the Borrower and Bank, except for the Mortgage.

         Section 2.1. Interest Rate and Payment of Interest. Commencing on the date hereof and continuing until the Maturity Date, the outstanding principal amount of this Note shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time, which rate shall change contemporaneously with any change in the Floating Rate.

         On the First Interest Payment Date, Borrower shall pay all interest then outstanding. Commencing on November 2, 2002 and continuing on the first
(1st) day of each month thereafter until this Note is due (whether at maturity or by reason of acceleration, prepayment or otherwise), interest shall be payable monthly in arrears.

         Interest shall be computed daily on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed during each accrual period. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Note becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment.

         Section 2.2 Payment of Principal and Interest. The outstanding principal amount of the Note, together with all interest accrued thereon and all other amounts due and payable by the Borrower hereunder and under the Other Documents, shall be due and payable in full on the Maturity Date.

         Section 2.3. Prepayment. This Note may be prepaid in whole or in part at any time, without premium or penalty. If the Maker prepays the aggregate principal sum of $5,000,000.00 ("Discounted Payment Amount") at any time prior to October 1, 2003, and provided that no Event of Default shall have occurred and be continuing and all payments under this Note and the Other Documents as of the date of such payment have been made, this Note shall be deemed paid in full and the Maker and the Guarantors under this Note and the Other Documents (except any indemnities that survive the repayment of this Note) shall not have any further obligations or liabilities under this Note or the Other Documents. All principal payments made prior to October 1, 2003, shall be aggregated and shall be included in the calculation of the Discounted Payment Amount.

         Section 2.4. Overdue Payments. In the event of an Event of Default and during the continuance thereof, overdue principal and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable under this Note shall bear interest from and including the due date thereof until paid, compounded daily and payable on demand, at a rate per annum equal to the Floating Rate plus five percentage points (5%). In addition, if a payment of interest due under this Note is not made within fifteen (15) days of its due date, Borrower shall pay upon demand a late payment charge equal to five percent (5%) of the amount then due.

         Section 2.5. Increased Costs and Capital Adequacy.

         (a) If Bank determines that any change in any law or regulation or directive or bulletin or in the interpretation thereof after the Closing Date by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against any credit extended by Bank under this Note, or (ii) impose on Bank or its parent bank holding company any other condition regarding this Note and the result of any event referred to in the preceding clause (i) or (ii) above shall be to increase the cost to Bank or such holding company of issuing, funding or maintaining the Loan (which increase in cost shall be determined by Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon written demand by Bank, Borrower shall pay to Bank from time to time as specified by Bank, additional amounts which shall be sufficient to compensate Bank for such increased cost from the date of such change. A certificate as to such increased cost incurred by Bank as a result of any event mentioned in clause (i) or (ii) above prepared in reasonable detail (which shall include the method employed by Bank in determining the allocation of such costs to Borrower) and otherwise in accordance with this subsection (a), submitted by Bank to Borrower, shall be conclusive evidence, absent manifest error, as to the amount thereof.

         (b) If Bank shall determine that the adoption after the Closing Date of any applicable law, rule or regulation, guideline, directive or request (whether or not having force of law) regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by Bank or its parent bank holding company with any requirement or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, except any such adoption or change or any such compliance with a request or directive which applies or has been applied solely to Bank or its parent bank holding company by reason of events or conditions relating solely to Bank, has the effect of reducing the rate of return on Bank's or its parent bank holding company's capital as a consequence of its commitment hereunder or to a level below that which Bank or such holding company could have achieved but for such adoption, change or compliance by an amount deemed by Bank to be material (for which reduction of the rate of return shall be determined by Bank's or such holding company's reasonable allocation of such reduction of the rate of return resulting from such event) then, upon written demand by Bank, Borrower shall pay to Bank, from time to time as specified by Bank, such additional amount or amounts which shall be sufficient to compensate Bank for such reduction. A certificate as to such increased cost incurred by Bank as a result of any event mentioned in this subsection (b), prepared in reasonable detail (which shall include the method employed by Bank in determining the allocation of such costs to Borrower) and otherwise in accordance with this subsection (b) submitted by the Bank to Borrower, shall be conclusive evidence, absent manifest error, as to the amount thereof.

         (c) Amount payable by Borrower pursuant to this Section 2.5. shall be payable within fifteen (15) Business Days of receipt by Borrower of a certificate described in subsection (a) or (b) of this Section 2.5.

         Section 2.6. Method of Payment. All payments and prepayments of principal and all payments of interest shall be made by Borrower to Bank at its office located at 777 Main Street, Hartford, Connecticut 06115, on or before 12:00 noon on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments. All payments shall be applied first to any fees, expenses and charges due to Bank under this Note, then to interest accrued on this Note and finally to outstanding principal. Following acceleration, payments shall be applied in Bank's sole and absolute discretion.

                                   SECTION 3.
                          SECURITY FOR THE OBLIGATIONS

         Section 3.1. Security. The obligations shall be secured by:

         (a) A second lien and security interest in all properties and assets of Borrower, including goods, accounts receivable, inventory, contract rights, accounts, documents, instruments and chattel paper, business and financial records and general intangible assets of Borrower as more particularly defined in the Security Agreement.

         (b) A mortgage on the property located at 1790 New Britain Avenue, Farmington, Connecticut.

         (c) The unconditional guaranty of Guarantor pursuant to a certain Unlimited Guaranty Agreements executed by Guarantor on the Closing Date, which Guaranty Agreements shall be secured by all properties and assets of Guarantor, including goods, accounts receivable, inventory, contract rights, accounts, documents, instruments and chattel paper, business and financial records and general intangible assets of Guarantor as more particularly defined in the security agreement executed by Guarantor.


                                   SECTION 4.
                         REPRESENTATIONS AND WARRANTIES

         In order to induce Bank to enter into this Note and to make this Loan, Borrower makes the following representations and warranties to Bank, which shall be deemed made as of the date hereof. Any knowledge acquired by Bank shall not diminish its rights to rely upon such representations and warranties.

         Section 4.1.  Legal Existence.

         (a) Borrower is a corporation legally existing and in good standing under the laws of the State of Wisconsin and has the power and authority to own its property and conduct its business substantially as presently conducted by Borrower; and

         (b) Borrower has the power and authority to enter into and to perform its obligations under this Note and the Other Documents, and to carry out the transactions contemplated hereby and thereby.

         Section 4.2. Authority, Consents; Absence of Conflict with Other Agreement, Etc. The execution, delivery and performance of this Note and the Other Documents, by Borrower, and the transactions contemplated hereby,

         (a) are within the powers of, and have been duly authorized by, Borrower;

         (b) do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of such instruments and transactions which is required by law or the regulations of any agency or authority and which has not been obtained or made, and are not in contravention of law, of Borrower;

         (c) will not conflict with or result in any breach or contravention of or the creation of any lien under, any indenture, agreement, promissory note, lease, contract, instrument or undertaking to which Borrower is a party or by which it or any of its properties is bound, except as set forth on Schedule A hereof; and

         (d) are and will be the valid and legally binding obligations of Borrower and enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights, and except that the availability of specific performance, injunctive relief or any other equitable remedy may be subject to the discretion of the court before which any proceedings for such remedy may be brought.

         Section 4.3. Use of Proceeds. The proceeds of this Note are to be used for general commercial purposes and that no part of such proceeds will be used, in whole or in part, for the purpose of purchasing or carrying any "margin security" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

         Section 4.4. Changes; None Adverse; Disclosure. No changes have occurred in the financial condition of Borrower, since August 31, 2000 which individually or in the aggregate have been materially adverse and have not been disclosed to Bank.

         Section 4.5. Litigation. There is no pending or threatened action, suit, proceeding or investigation before any court, governmental or regulatory body, agency, commission or official, board of arbitration or arbitrator against or affecting Borrower, the outcome of which could materially adversely affect the financial position, business, operations or prospects of Borrower or which could significantly impair the ability of Borrower to perform its obligations under this Note and the Other Documents.

         Section 4.6. Binding Obligations. This Note and the Other Documents constitute the legal, valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms.

         Section 4.7. Noncontravention. The execution, delivery and performance by Borrower of this Note and the Other Documents will not violate any existing law, ordinance, rule, regulation or order of any governmental authority or result in a breach of any of the terms of, or constitute a default under, any contractual obligation to which Borrower is a party or by which it or any of its properties or assets are bound or result in or require the imposition of any Encumbrances on any of Borrower's properties or assets, except as set forth on Schedule A hereof.

         Section 4.8. Financial Information. All written data, reports and information which Borrower has supplied to Bank or caused to be so supplied by a third party on its behalf in connection with this Note are complete and accurate and contain no material omission or misstatement except such as have been corrected in a writing delivered to Bank.

         Section 4.9. Other Defaults. Borrower is not in default in the performance, observance or fulfillment of any material contractual obligation other than as set forth on Schedule A hereof.

         Section 4.10. Taxes. Borrower has filed all tax returns and reports required to be filed by it with any governmental authority and has paid in full, or made adequate provisions or established adequate reserves for, the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect to such tax returns and reports.

                   SECTION 5. CONDITIONS TO OBLIGATION OF BANK

         Bank shall have no obligation under this Note until it is satisfied, in its sole and absolute discretion, that all of the following conditions shall have been satisfied prior to or on the Closing Date:

         Section 5.1. Representations and Warranties True. The representations and warranties contained in Section 4 are true and correct, and Borrower shall have so certified to Bank.

         Section 5.2. Delivery of Documents. Borrower shall have duly executed and delivered to Bank, in form and substance satisfactory to Bank and its legal counsel, this Note, the Other Documents and all further documents as Bank may request to evidence the obligations or to create, perfect or continue any security interest or lien contemplated by this Note and the Other Documents.

         Section 5.3. Validity of Liens. All Encumbrances in any collateral to be provided by Borrower shall have been created in favor of Bank, which Encumbrances shall constitute legal, valid and enforceable and, unless otherwise consented to by Bank, second security interests in and liens upon such collateral (except for liens disclosed to Bank and approved prior to Closing). All filings, recordings, deliveries of instruments and other actions necessary or desirable in the sole and absolute discretion of Bank and its legal counsel to create said Encumbrances shall have been made, taken and/or effected.

         Section 5.4. Payment of Fees. Borrower shall have paid $130,000.00 representing the fees and expenses due to Bank as of September 29, 2000, including the fees and expenses of Bank's legal counsel.

         Section 5.5. Legal Matters. All legal matters incident to the transactions hereby contemplated shall be satisfactory to Bank and its legal counsel.

                              SECTION 6. COVENANTS

         Section 6.1. Taxes and Other Assessments. Borrower shall pay and discharge, and maintain adequate reserves for the payment and discharge of, all taxes, assessments, government charges or levies, or claims for labor, supplies, rent or other obligations made against it or its properties and assets which, if unpaid, might become an Encumbrance against Borrower or its properties and assets, except liabilities which are being contested in good faith in appropriate proceedings. Borrower shall file all Federal, state and local tax returns and other reports that it is required by law to file. Borrower shall promptly notify or cause notice to be given to Bank of any pending or future audits of its income tax returns by the Internal Revenue Service or by any state in which Borrower conducts business operations and the results of each such audit.

         Section 6.2. Payment of Indebtedness. Borrower shall promptly pay and discharge when due and payable (or within applicable grace periods) all indebtedness due to any Person from Borrower, except when the amount thereof is being contested in good faith by appropriate proceedings and with reserves therefor being established as a current liability on the books of Borrower as required by GAAP.

         Section 6.3. Encumbrances. Except as set forth on Schedule A hereof, Borrower shall not create, incur, assume or suffer to exist any Encumbrance upon its properties and assets, or assign or otherwise convey any right to receive income, with or without recourse, except Encumbrances in favor of Bank.

         Section 6.4. Financial Information. Borrower shall furnish to Bank:

         (a) As soon as available, but in no event later than ninety (90) days after the end of each fiscal year of the Borrower and Guarantor, Financial Statements (including a reasonably detailed balance sheet and profit and loss statement) for such year, audited and certified by an independent certified public accountant acceptable to Bank.

         (b) As soon as available, but in no event later than forty five (45) days after the end of each fiscal quarter of Borrower and Guarantor, an internally prepared balance sheet and profit and loss statement as of the end of, and income for, the period then ended, certified by the chief financial officer of Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount.

         (c) With reasonable promptness, such further and additional financial information as reasonably requested by Bank.


                                    SECTION 7
                         EVENTS OF DEFAULT; ACCELERATION

         If any of the following events (individually, an "Event of Default" and, collectively, "Events of Default", or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, individually, a "Default" and collectively, "Defaults") shall occur:

         (a) Any amount owing under this Note is not paid when due, or the Borrower shall default in the performance of or compliance with any other term or provision contained in this Note or any of the Other Documents;

         (b) if any material representation or warranty of the Borrower in any of the Other Documents shall prove to have been false in any material respect upon the date when made;

         (c) if the Borrower makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or of any substantial part of the assets of the Borrower or commences any case or other proceeding relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing; or if any such petition or application is filed or any such case or other proceeding is commenced against the Borrower;

         (d) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower in an involuntary case under Federal bankruptcy laws as now or hereafter constituted and such decree or order shall remain in effect for more than sixty (60) days, whether or not consecutive;

         (e) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment not covered by insurance against the Borrower which, with other outstanding final judgments, undischarged, against the Borrower exceeds in the aggregate FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00);

         (f) if there shall have occurred after the date hereof, any changes in the assets, liabilities, financial condition, business, operations or prospects of the Borrower or which, individually or in the aggregate, are materially adverse;

         (g) if there shall have occurred a default or an event of default under any of the Other Documents after expiration of any applicable notice and cure periods, if any;

         (h) if any Other Document shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the express prior written agreement, consent or approval of the Bank; or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any Other Document shall be commenced by or on behalf of any Person bound thereby, or by any governmental or regulatory authority or agency of competent jurisdiction; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that any Other Document or any one or more of the material covenants, agreements or obligations of any Person or Persons under any Other Document are illegal, invalid or unenforceable in accordance with the terms thereof; or

         (i) if at any time during the term of this Note, Borrower shall be considered in default under any loan extended by General Electric Capital Corporation and General Electric Capital Corporation does not waive any such default;

then, and so long as any such Event of Default shall not have been remedied or waived in writing by the Bank all amounts owing with respect to this Note shall, at the option of the Bank, be forthwith matured and become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and by all guarantors, endorsers, and pledgors with respect hereto; provided, that in the case of any Event of Default specified in Section 7(c) or Section 7(d) above, all such amounts owing shall become immediately due and payable automatically and without any requirement of notice from the Bank. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Bank shall have accelerated the maturity of the Note pursuant to the foregoing, the Bank, if owed any amount with respect to the Note may proceed to protect and enforce its rights by suit in equity, action at law and/or performance of any covenant or agreement contained in this Note, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Bank. No remedy herein conferred upon the Bank or the holder of this Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                                    SECTION 8
                            MISCELLANEOUS PROVISIONS

         Section 8.1. Cross Collateral. The security interests, liens and other rights and interests in and relative to any collateral now or hereafter granted to Bank by Borrower by or in any instrument or agreement, including but not limited to this Note and the Other Documents, shall serve as security for any and all obligations of Borrower to Bank, and, for the repayment thereof, Bank may resort to any security held by it in such order and manner as it may elect.

         Section 8.2. Set-Off. Borrower hereby grants to Bank a continuing lien on and security interest in any and all deposits or other sums credited by or due from Bank to Borrower and any securities or other property of Borrower in the possession of Bank. Subject to any agreement between Borrower and General Electric Capital Corporation, regardless of the adequacy of any collateral, any deposits or other sums credited by or due from Bank to Borrower and any securities or other property of Borrower in the possession of Bank may be applied to or set off against the payment of obligations (whether matured or unmatured) of Borrower under this Note and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of Borrower to Bank.

         Section 8.3. Fees and Expenses. Borrower will reimburse and indemnify Bank for all reasonable out-of-pocket expenses incurred after September 29, 2000, all either before or after obtaining judgment on or with respect to any amounts payable hereunder, including but not limited to reasonable attorneys' fees and disbursements, incurred or expended in connection with the preparation, negotiation, interpretation or delivery of this Note and the Other Documents or any amendment hereof or thereof or with the enforcement or collection of any obligations or the satisfaction of any indebtedness of Borrower hereunder or thereunder, whether or not proceedings are instituted in any court of competent jurisdiction, or in connection with any litigation, proceeding or dispute hereunder or thereunder.

         Section 8.4. Notices. All notices, requests, demands or other communications required by this Note shall be made in writing, and unless otherwise specifically provided herein, shall be deemed to have been duly given when delivered by hand or mailed certified mail, return receipt requested, postage prepaid, or, in the case of telecopy or facsimile notice, when transmitted, answer back received, addressed as follows, or to such other address as either party may designate in writing:

If to Bank:

Fleet National Bank
MS: CT EH 40223B
777 Main Street
Hartford, CT 06115
Attention: Area Manager - Managed Asset Division with a copy to:

Updike, Kelly & Spellacy, P.C.
One State Street
PO Box 231277
Hartford, CT  06123-1277
Attention: Thomas A. Gugliotti, Esq.

If to Borrower; to the address set forth in the preamble.

         Section 8.5. Governing Law. This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Connecticut, without reference to Connecticut's choice of law rules.

         Section 8.6. Waivers. Maker and each endorser, guarantor and surety of this Note, and each other person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note:

         (a) waive demand, presentment, protest, notice of protest, notice of dishonor, diligence in collection, notice of nonpayment and all notices of a like nature;

         (b) consent to (i) the release, surrender, exchange or substitution of all or any part of the security for the indebtedness evidenced by this Note, or the taking of any additional security; (ii) the release of any or all other persons from liability, whether primary or contingent, for the indebtedness evidenced by this Note or for any related obligations; and
    (iii) the granting of any other indulgences to any such person; and

         (c) consent to (i) all renewals, extensions or modifications of this Note (including any affecting the time of payment).

Any such renewal, extension, modification, release, surrender, exchange, substitution, taking or indulgence may take place without notice to any such person, and, whether or not any such notice is given, shall not impair the liability of any such person.

         Section 8.7. Interpretation As used in this Note, words of any gender shall be deemed to apply equally to any other gender, the plural shall include the singular and the singular shall include the plural (as the context shall require), and the word "person" shall refer to individuals, entities, authorities and other natural and juridical persons of every type.

OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER MAY DESIRE TO USE.

         Section 8.9. JURY TRIAL. MAKER AND EACH AND EVERY ENDORSER, GUARANTOR AND SURETY OF THIS NOTE, AND EACH OTHER PERSON WHO IS OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THIS NOTE, HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION, OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTION OF WHICH THIS NOTE IS A PART AND/OR IN THE ENFORCEMENT BY BANK OF ANY OF ITS RIGHTS AND REMEDIES HEREUNDER OR UNDER APPLICABLE LAW. MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER BY ITS ATTORNEY.

         Section 8.10. Miscellaneous. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which Bank would have otherwise. All of the terms and provisions of this Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of Borrower and Bank, provided that Borrower may not assign or transfer its rights hereunder without prior written consent of Bank; without limitation of the generality of the foregoing, Bank may assign or transfer its rights hereunder in whole or in part, to other financing institutions, by way of sales of undivided participations, or other similar means. The captions in this Note are for convenience of reference only and shall not define or limit the provisions hereof. This Note may be amended, and the performance or observance by Borrower of any terms of this Note or any other instrument relating hereto may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of Borrower and the written consent of Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission in the exercise of any right, remedy, power or privilege hereunder on the part of Bank shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or otherwise be prejudicial thereto. No notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first set forth above.

                                 EDAC TECHNOLOGIES CORPORATION



                                 By: /s/Ronald G. Popolizio
                                     ----------------------------
                                      Name: Ronald G. Popolizio
                                      Its EVP and CFO
                                      Duly Authorized

                                   SCHEDULE A